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                         IMNET SYSTEMS, INC. EXHIBIT 11             EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

The following computations set forth the calculations of primary and fully diluted earnings per share for the three and nine month periods ended March 31, 1997 and 1996.

                                                                             THREE MONTHS ENDED MARCH 31,
                                                                       1997                                1996
                                                          -----------------------------       -----------------------------

                                                                                FULLY                               FULLY
                                                             PRIMARY           DILUTED            PRIMARY           DILUTED
                                                            EARNINGS           EARNINGS           EARNINGS         EARNINGS
                                                            PER SHARE         PER SHARE          PER SHARE         PER SHARE
                                                            ---------         ---------          ---------         ---------

Net income (loss) ......................................  $  1,375,984      $  1,375,984       $ (4,125,302)     $ (4,125,302)
                                                          ============      ============       ============      ============

Weighted average outstanding common shares .............     9,619,378         9,619,378          9,144,354         9,144,354

Increase due to assumed issuance of
  shares related to outstanding stock
  options using the treasury stock method ..............       598,818           598,818                 --                --
                                                          ------------      ------------       ------------      ------------

Adjusted weighted average outstanding
  common shares and common share
  equivalents ........................................      10,218,196        10,218,196          9,144,354         9,144,354
                                                          ============      ============       ============      ============

Net income (loss) per common share and
    common share equivalent ............................  $       0.13      $       0.13       $      (0.45)     $      (0.45)
                                                          ============      ============       ============      ============

                                                                           NINE MONTHS ENDED MARCH 31,

                                                                    1997                                1996
                                                       -----------------------------       -----------------------------
                                                                             FULLY                               FULLY
                                                          PRIMARY           DILUTED            PRIMARY           DILUTED
                                                         EARNINGS           EARNINGS           EARNINGS         EARNINGS
                                                         PER SHARE         PER SHARE          PER SHARE         PER SHARE
                                                         ---------         ---------          ---------         ---------
Net income (loss) ...............................        $  3,716,691      $  3,716,691       $ (9,411,419)     $ (9,411,419)
                                                         ============      ============       ============      ============

Weighted average outstanding common shares ......           9,604,202         9,604,202          8,525,631         8,525,631

Increase due to assumed issuance of
  shares related to outstanding stock
  options using the treasury stock method .......             448,080           448,080                 --                --
                                                         ------------      ------------       ------------      ------------

Adjusted weighted average outstanding
  common shares and common share
  equivalents ...................................          10,052,282        10,052,282          8,525,631         8,525,631
                                                         ============      ============       ============      ============

Net income (loss) per common share and
  common share equivalent .......................        $       0.37      $       0.37       $      (1.10)     $      (1.10)
                                                         ============      ============       ============      ============


Note: Net income per common share and common share equivalent has been computed based upon the weighted average outstanding common shares and common share equivalents during each period. Common share equivalents recognize the dilutive effects of outstanding options to acquire Common Stock.





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